                                  EXHIBIT 12(a)
                                 SUNAMERICA INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
 (FIXED CHARGES INCLUDE DIVIDENDS PAID ON PREFERRED SECURITIES OF GRANTOR TRUSTS
     AND INTEREST INCURRED ON SENIOR DEBT, BUT EXCLUDE INTEREST INCURRED ON
      FIXED ANNUITIES, GUARANTEED INVESTMENT CONTRACTS AND TRUST DEPOSITS)



                                                                   Years  ended  September  30,
                                      ----------------------------------------------------------
                                         1998        1997        1996        1995       1994
                                      ---------   ---------   ---------   ---------   ----------
                                                   (In thousands, except ratios)
Earnings:
Pretax income. . . . . . . . . . . .  $  707,312  $  537,050  $  392,027  $  279,606  $240,001

Add:
  Interest incurred on
    senior indebtedness. . . . . . .     120,253     106,279      69,033      55,985    50,292

Dividends paid on preferred
  securities of grantor trusts . . .      41,178      41,874      20,235       1,673        --
                                      ----------  ----------  ----------  ----------  --------
Total earnings . . . . . . . . . . .  $  868,743  $  685,203  $  481,295  $  337,264  $290,293
                                      ==========  ==========  ==========  ==========  ========

Fixed charges:
Interest incurred on
  senior indebtedness. . . . . . . .  $  120,253  $  106,279  $   69,033  $   55,985  $ 50,292

Dividends paid on preferred
  securities of grantor trusts . . .      41,178      41,874      20,235       1,673        --
                                      ----------  ----------  ----------  ----------  --------
Total fixed charges. . . . . . . . .  $  161,431  $  148,153  $   89,268  $   57,658  $ 50,292
                                      ==========  ==========  ==========  ==========  ========

Ratio of earnings to fixed charges
  (which include dividends paid on
  preferred securities of grantor
  trusts and interest incurred in
  senior debt, but exclude interest
  incurred on fixed annuities,
  guaranteed investment contracts
  and trust deposits). . . . . . . .        5.4x        4.6x        5.4x        5.8x      5.8x
                                      ==========  ==========  ==========  ==========  ========

                                 SUNAMERICA INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
 (FIXED CHARGES INCLUDE DIVIDENDS PAID ON PREFERRED SECURITIES OF GRANTOR TRUSTS
             AND INTEREST INCURRED ON SENIOR DEBT, FIXED ANNUITIES,
               GUARANTEED INVESTMENT CONTRACTS AND TRUST DEPOSITS)



                                                                   Years  ended  September  30,
                                     ----------------------------------------------------------
                                        1998         1997         1996         1995        1994
                                     ----------   ----------   ----------   ----------  --------
                                                  (In thousands, except ratios)
Earnings:

Pretax income . . . . . . . . . . .  $   707,312  $   537,050  $   392,027  $   279,606  $240,001
                                     -----------  -----------  -----------  -----------  --------
Add:
  Interest incurred on:
    Fixed annuity contracts . . . .      721,490      644,426      410,269      258,730   254,464
    Guaranteed investment
      contracts . . . . . . . . . .      426,496      314,144      252,027      213,340   150,424
    Trust deposits. . . . . . . . .        9,400        9,726        9,968       10,519     8,516
    Senior indebtedness . . . . . .      120,253      106,279       69,033       55,985    50,292
                                     -----------  -----------  -----------  -----------  --------
    Total interest incurred . . . .    1,277,639    1,074,575      741,297      538,574   463,696
                                     -----------  -----------  -----------  -----------  --------
Dividends paid on preferred
  securities of grantor trusts. . .       41,178       41,874       20,235        1,673        --
                                     -----------  -----------  -----------  -----------  --------
Total earnings. . . . . . . . . . .  $ 2,026,129  $ 1,653,499  $ 1,153,559  $   819,853  $703,697
                                     ===========  ===========  ===========  ===========  ========

Fixed charges:
Interest incurred on:
  Fixed annuity contracts . . . . .  $   721,490  $   644,426  $   410,269  $   258,730  $254,464
  Guaranteed investment
    contracts . . . . . . . . . . .      426,496      314,144      252,027      213,340   150,424
  Trust deposits. . . . . . . . . .        9,400        9,726        9,968       10,519     8,516
  Senior indebtedness . . . . . . .      120,253      106,279       69,033       55,985    50,292
                                     -----------  -----------  -----------  -----------  --------
  Total  interest incurred. . . . .    1,277,639    1,074,575      741,297      538,574   463,696

Dividends paid on preferred
  securities of grantor trusts. . .       41,178       41,874       20,235        1,673        --
                                     -----------  -----------  -----------  -----------  --------
Total fixed charges . . . . . . . .  $ 1,318,817  $ 1,116,449  $   761,532  $   540,247  $463,696
                                     ===========  ===========  ===========  ===========  ========
Ratio of earnings to fixed charges
  (which include dividends paid on
  preferred securities of grantor
  trusts and interest incurred on
  senior debt, fixed annuities,
  guaranteed investment contracts
  and trust deposits) . . . . . . .         1.5x         1.5x         1.5x         1.5x      1.5x
                                     ===========  ===========  ===========  ===========  ========